UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              _____________________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): October 17, 2005


                             ACTIVANT SOLUTIONS INC.
               (Exact name of Registrant as specified in charter)

          Delaware                      333-49389               94-2160013
(State or other jurisdiction    (Commission file number)     (I.R.S. employer
     of incorporation)                                      identification no.)

        804 Las Cimas Parkway
           Austin, Texas                                         78746
(Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (512) 328-2300

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                              _____________________

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           In connection with the completion of the Company's offering of $145 million aggregate principal amount of floating rate senior notes due 2010 (the "Company Notes") described in Item 2.03 below, the Company and certain subsidiary guarantors entered into an Exchange and Registration Rights Agreement, dated October 17, 2005, with the initial purchasers of the Company Notes (the "Registration Rights Agreement").

           The Registration Rights Agreement requires the Company: (i) to file, within 180 days after the issue date of the Company Notes, a registration statement with respect to an offer to exchange the Company Notes for other freely tradable notes that are registered with the Securities and Exchange Commission and that have substantially identical terms as the Company Notes;
(ii) to cause such exchange offer registration statement to become effective within 270 days after the issue date of the Company Notes; and (iii) to consummate the exchange offer within 300 days after the issue date of the Company Notes. If the Company is not able to effect the exchange offer, it will file and cause to become effective a shelf registration statement relating to resales of the Company Notes. In the event that the Company does not comply with certain covenants set forth in the Registration Rights Agreement, it will be obligated to pay liquidated damages to the holders of the Company Notes.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

           On October 17, 2005, the Company completed a private placement of the Company Notes and Activant Solutions Holdings Inc., the Company's parent holding company ("Holdings"), completed a private placement of $40 million aggregate principal amount of senior floating rate pay-in-kind notes due 2011 (the "Holdings Notes"). The Company Notes will bear interest at LIBOR plus 6.00% and the Holdings Notes will bear interest at LIBOR plus 8.50%. Each private placement was conducted pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the "Securities Act").

           The Company Notes are general, unsecured obligations of the Company and were issued under, and are subject to the terms and conditions contained in, an Indenture, dated March 30, 2005, among the Company, certain subsidiary guarantors and Wells Fargo Bank, National Association, as trustee. A brief description of the material terms of the Indenture, as well as a copy thereof, is included in the Company's Current Report on Form 8-K filed on March 30, 2005, and is incorporated herein by reference.

           Holdings and the Company received approximately $182.4 million of proceeds from the private placements, after deducting the initial purchasers' discount, the interest accrued from October 1, 2005 on the Company Notes and a funding fee rebate. The proceeds of the private placements were used (i) to repay Holdings $40 million bridge loan and the Company's $140 million bridge loan, each incurred in connection with the Company's acquisition of Prophet 21, Inc. on September 13, 2005, and (ii) to pay related transaction fees and expenses.

           Neither the Company Notes nor the Holdings Notes have been registered under the Securities Act and none of them may be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ACTIVANT SOLUTIONS INC.


Date:  October 21, 2005                     By:    /s/ Greg Petersen
                                                   -----------------------------
                                            Name:  Greg Petersen
                                            Title: Senior Vice President
                                                   and Chief Financial Officer











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